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                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), is entered into effective as of April 30, 2007, by and among OCIS CORP., a Nevada corporation ("OCIS"), OCIS-EC, INC., a Nevada corporation and a wholly-owned subsidiary of OCIS (the "OCIS Subsidiary"), JEFF W. HOLMES, R. KIRK BLOSCH and BRENT W. SCHLESINGER (the "OCIS Principal Shareholders") and ECOLOGY COATINGS, INC., a California corporation (the "Company"), and the shareholders listed in Exhibit A, who are the holders of at least a majority in interest of the issued and outstanding capital stock of the Company (the "Shareholders").

     WHEREAS, OCIS, through the OCIS Subsidiary, desires to acquire all of the shares of the capital stock of the Company (the "Company Shares") owned by the Shareholders on the terms and conditions set forth in this Agreement;

     WHEREAS, the parties intend to effectuate the aforementioned acquisition of Company Shares by merging the OCIS Subsidiary with and into the Company (the "Merger") pursuant to the terms and conditions set forth in this Agreement with the Company being the surviving corporation (the "Surviving Corporation") in the Merger; and

     WHEREAS, the Company and the Shareholders each deem it advisable and in their best interests to effect the Merger contemplated by this Agreement.

     In consideration of the mutual covenants contained herein, OCIS, OCIS Subsidiary, the Company and the Shareholders hereby agree as follows:

                                    ARTICLE 1

                               TERMS OF THE MERGER

     1.1 MERGER. At the Effective Time (as hereinafter defined), upon the terms and subject to the conditions of this Agreement, the OCIS Subsidiary shall merge with and into the Company (the "Merger") in accordance with the Nevada Statutes (the "Nevada Act") and the California Corporations Code ("California Act"). At the Effective Time, the separate existence of the OCIS Subsidiary shall cease and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation"). The parties shall execute Articles of Merger ("Articles of Merger") and such other documents necessary to comply in all respects with the requirements of the Nevada Act, the California Act and with the provisions of this Agreement.

     1.2 EFFECTIVE TIME. Subject to the terms and conditions of this Agreement, the Merger shall become effective at the time of the filing of the Articles of Merger with the Secretary of State of Nevada and the Secretary of State of California in accordance with the applicable provisions of the Nevada Act, the California Act or at such later time as may be specified in the Articles of Merger. The time when the Merger shall become effective is herein referred to as the "Effective Time," and the date on which the Effective Time occurs is herein referred to as the "Closing Date." The closing of the Merger (the "Closing") and the filing of the Articles of Merger shall occur as soon as practicable after:


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          1.2.1 Execution of this Agreement;

          1.2.2 Satisfactory completion by each party hereto of the due diligence investigation of each such other party to this Agreement;

          1.2.3 Satisfaction of all conditions to closing set forth in Article 4, "Conditions Precedent to Obligations of OCIS and OCIS Subsidiary," and
Article 5, "Conditions Precedent to the Obligations of the Company and the Shareholders"; and

          1.2.4 Receipt by OCIS of any required approvals under the Nevada Act, the California Act and any other applicable corporate law and any other required regulatory approvals.

     1.3 CLOSING. The Closing Date shall be no later than June 15, 2007. Any extension of the Closing Date may be made only with the written consent of OCIS, the Company and the Shareholders. The Company has a standstill deposit of $100,000 with OCIS as of the date of this Agreement. If the Closing has not occurred by June 15, 2007, unless extended as provided in this Section 1.3, this Agreement shall terminate and OCIS shall keep all standstill deposits.

     1.4 MERGER CONSIDERATION; CONVERSION OF SHARES. The total consideration to be paid to the Shareholders in connection with the Merger (the "Total Merger Consideration") shall be issuance of up to 31,800,000 restricted shares on a one-for-one basis of OCIS Common Stock, par value $.001 per share (the "OCIS Shares"), to the Shareholders on the Closing Date. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Shareholders, the Company, OCIS or the OCIS Subsidiary, each outstanding share of Common Stock of the Company shall be converted into the right to receive one OCIS Share.

     1.5 EXCHANGE OF CONVERTIBLE SECURITIES. Prior to the Closing, each outstanding option, warrant or other security convertible into or exercisable for Company Shares ("Company Convertible Securities") shall be exchanged for or converted into convertible securities of OCIS ("OCIS Convertible Securities"), which OCIS Convertible Securities shall have substantially the same terms as the Company Convertible Securities.

     1.6 SHAREHOLDER'S RIGHTS UPON MERGER. Upon consummation of the Merger, the Shareholders shall cease to have any rights with respect to the certificates which theretofore represented shares of Company Shares (the "Certificates"), and, subject to applicable law and this Agreement, shall only have the right to receive their pro rata share of the Total Merger Consideration, including their pro rata share of the number of OCIS Shares into which the Company Shares has been converted pursuant to this Agreement and the Merger.

     1.7 SURRENDER AND EXCHANGE OF SHARES; PAYMENT OF MERGER CONSIDERATION. In connection with the Closing, upon receipt of notice from the Company and OCIS of the Effective Time, the Shareholders shall surrender and deliver the Certificates to OCIS duly endorsed in blank. As soon as reasonably practicable following the later to occur of the Effective Time or such surrender and delivery, OCIS will deliver to the Shareholders certificates representing their OCIS Shares. Until so surrendered and exchanged, each outstanding Certificate after the Effective Time shall be deemed for all purposes to evidence only the right to receive the Total


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Merger Consideration set forth herein. On the Closing Date the principal shareholders of OCIS will execute the Lock-Up Agreement attached as Exhibit B and the principal shareholders of OCIS and OCIS shall execute the Registration Rights Agreement set forth as Exhibit C.

     1.8 ARTICLES OF INCORPORATION. At and after the Effective Time, the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation.

     1.9 BYLAWS. At and after the Effective Time, the Bylaws of the Company shall be the Bylaws of the Surviving Corporation (subject to any amendment specified in the Plan of Merger and any subsequent amendment).

     1.10 NAME. At and after the Effective Time, the name of OCIS shall be changed to the name of the Surviving Corporation.

     1.11 BOARD OF DIRECTORS. Effective as of and after the Effective Time, the Board of Directors of OCIS shall consist of persons selected by the Company whom are listed on Exhibit D of the Agreement. The Board of Directors of the Surviving Corporation shall be the current Board of Directors of the Company or such other persons as the Company may select.

     1.12 OTHER EFFECTS OF MERGER. The Merger shall have all further effects as specified in the applicable provisions of the Nevada Act and the California Act.

     1.13 SPLIT OF OCIS SHARES. Immediately prior to the Closing Date, OCIS will split the issued and outstanding OCIS Shares such that the OCIS Shares issued and outstanding immediately prior to the Effective Time shall equal 4.7% of the total amount of issued and outstanding shares immediately after the Effective Time, calculated on a Fully Diluted Basis or 1,600,000 shares, whichever is greater. For the purposes of this Agreement, the term "Fully Diluted Basis" shall include all issued and outstanding shares of capital stock of OCIS and all shares of capital stock issuable upon conversion of all OCIS Convertible Securities, but shall exclude all options to purchase any class of capital stock of OCIS that have not yet vested as of the Closing Date. Immediately prior to the Effective Time there shall be 1,600,000 OCIS Shares issued and outstanding, subject to adjustment as provided above. The calculation of the split of the OCIS Shares and the OCIS Shares to be issued as Total Merger Consideration is set forth in Exhibit E.

     1.14 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement and the transactions contemplated hereby.


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     1.15 TAX-FREE REORGANIZATION. The parties intend that the Merger qualify as a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code").

     1.16 FINANCIAL STATEMENTS AND INCOME TAX RETURNS. The parties contemplate that the Surviving Corporation, as a subsidiary of OCIS's consolidated group, will include its financial results in OCIS's consolidated financial statements covering the periods after joining OCIS's consolidated group.

     1.17 RETURN OF STANDSTILL DEPOSITS. If the Closing of the Merger occurs by June 15, 2007, or in the case that the Company pays the additional $25,000 deposit to extend the Closing Date by thirty (30) days on or before June 15, 2007 (the "Additional Standstill Deposit"), then OCIS shall return the original $100,000 standstill deposit and the Additional Standstill Deposit, if paid, promptly to the Surviving Corporation.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE SHAREHOLDERS

     Except as disclosed on the schedules to be delivered by the Company and the Shareholders to OCIS and the OCIS Subsidiary on the Closing Date (the "Company Disclosure Schedule"), which Company Disclosure Schedule is incorporated into and should be considered an integral part of this Agreement, the Company represents and warrants to OCIS and the OCIS Subsidiary as follows to all Sections, except for Sections 2.1, "Validity of Agreement," 2.3, "Title," and
2.31 "Investment Intent," which Sections are representations and warranties of the Shareholders and/or the Company, as the case may be::

     2.1 VALIDITY OF AGREEMENT. This Agreement is valid and binding upon the Shareholders and the Company and neither the execution nor delivery of this Agreement by such parties nor the performance by such parties of any of their covenants or obligations hereunder will constitute a material default under any contract, agreement or obligation to which any of them is a party or by which they or any of their respective properties are bound. This Agreement is enforceable severally against the Company and the Shareholders in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

     2.2 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized and existing in good standing under the laws of the State of California. The Company has full corporate power and authority to carry on its business as now conducted and to own or lease and operate the properties and assets now owned or leased and operated by it. The Company is duly qualified to transact business in the State of California and in all states and jurisdictions in which the business or ownership of its property makes it necessary so to qualify, except for jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter.


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     2.3 TITLE. The Shareholders have full right and title to the Company Shares to be exchanged free and clear of all liens, encumbrances, restrictions and claims of every kind and such Company Shares constitute all the Company Shares which the Shareholders, directly or indirectly, own or have any right to acquire. The Shareholders have the legal right, power and authority to enter into this Agreement and will have the right to sell, assign, transfer and convey the Company Shares so owned by them pursuant to this Agreement and deliver to OCIS valid title to the Company shares pursuant to the provisions of this Agreement, free and clear of all liens, encumbrances, restrictions and claims of every kind. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase or sale of any Company Shares owned by the Shareholders.

     2.4 EXCLUSIVE DEALING. The Shareholders are not engaged in any discussions or negotiations for the purchase or sale of any Company Shares, except those discussions with OCIS which are embodied in this Agreement.

     2.5 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, no par value per share, 28,200,000 shares of which are issued and outstanding, and 10,000,000 shares of Preferred Stock, no par value, of which none has been issued. The Company Shares constitute the only outstanding shares of the capital stock of the Company of any nature whatsoever, voting and non-voting. The Company Shares are validly issued, fully paid and non-assessable and are subject to no restrictions on transfer, except those imposed by the applicable federal and state securities laws. All Company Shares are certificated, and the Company has not executed and delivered certificates for Company Shares in excess of the number of Company Shares set forth in this
Section 2.5. Except as set forth in the Company Disclosure Schedule, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character providing for the purchase, issuance or sale of, or any securities convertible into, capital stock of the Company, whether issued, unissued or held in its treasury. There are no treasury shares.

     2.6 SUBSIDIARIES. The Company has no subsidiaries. The Company does not own five percent (5%) or more of the securities having voting power of any corporation (or would own such securities in such amount upon the closing of any existing purchase obligations for securities).

     2.7 OWNERSHIP AND AUTHORITY. The execution, delivery and performance of this Agreement by the Company has been duly authorized by its Board of Directors of the Company and all other required corporate approvals have been obtained. This Agreement is valid and binding upon the Company, and is enforceable against the Company in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally. The execution, delivery and performance of this Agreement by the Company will not result in the violation or breach of any term or provision of charter instruments applicable to the Company or constitute a material default under any material indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which the Company or any of its properties is bound and will not cause the creation of a lien or encumbrance on any properties owned by or leased to or by the Company.


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     2.8 LIABILITIES AND OBLIGATIONS. Except to the extent set forth in the
Company Financial Statements or disclosed in the Company Disclosure Schedule, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) secured by a pledge or a lien on any of its assets.

     2.9 FINANCIAL STATEMENTS. The financial statements for the Company for the years ending September 30, 2005 and 2006 (the "Audited Financial Statements") have been prepared from the books and records of the Company by its independent public accountants. The financial statements of the Company for the period from October 1, 2006 through December 31, 2006 (the "Unaudited Financial Statements" and, together with the Auditied Financial Statements, the "Company Financial Statements") have been prepared from the books and records of the Company by its management, but are in auditable condition. The Company Financial Statements (i) are true, complete, and correct, and fairly present the financial condition and assets and liabilities or the results of operations of the Company as of the dates thereof and for the periods indicated in conformity with generally accepted accounting principles consistently applied, and (ii) contain and reflect all necessary adjustments for fair and accurate presentation of the financial condition as of such dates. There has not been any change between the date of the Company Financial Statements and the date of this Agreement which has had an adverse effect on the financial position or results of operations of the Company. Except as and to the extent reflected or reserved against in such Company Financial Statements, or otherwise expressly disclosed therein, the Company has no liabilities or obligations, contingent or otherwise, of a nature required to be reflected in the Company Financial Statements in accordance with generally accepted accounting principles consistently applied.

     2.10 ABSENCE OF CERTAIN CHANGES. During the period from the date of this Agreement through and including the Closing Date, the Company has not:

          2.10.1 Suffered any adverse change affecting its assets, liabilities, financial condition or business except in the ordinary course of business;

          2.10.2 Made any change in the compensation payable or to become payable to any of its employees or agents, or made any bonus payments or compensation arrangements to or with any of its employees or agents, whether direct or indirect, except in the ordinary course of business consistent with past practices;

          2.10.3 Paid or declared any dividends, distributions or other payments due or owing to the Selling Shareholders or redeemed or repurchased (or agreed to redeem or repurchase) any of its capital stock;

          2.10.4 Issued any stock, or granted any stock options or warrants to purchase stock or issued any securities convertible into common stock of the Company, except as set forth on Schedule 2.10.4;

          2.10.5 Sold or transferred any of its assets or canceled any indebtedness or claims owing to it, except in the ordinary course of business and consistent with its past practices;


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          2.10.6 Sold, assigned or transferred any formulas, inventions, patents, patent applications, trademarks, trade names, copyrights, licenses, computer programs or software, know-how or other intangible assets;

          2.10.7 Amended or terminated any contract, agreement or license to which it is a party otherwise than in the ordinary course of business or as may be necessary or appropriate for the consummation of the transactions described herein;

          2.10.8 Borrowed any money or incurred, directly or indirectly (as a guarantor or otherwise), any indebtedness in excess of $10,000, except in the ordinary course of business and consistent with its past practices;

          2.10.9 Discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities shown in the Financial Statements or current liabilities incurred since such date in the ordinary course of business, consistent with its past practices;

          2.10.10 Mortgaged, pledged or subjected to lien, charge or other encumbrance any of its assets, except in the ordinary course of business and consistent with its past practices; or

          2.10.11 Entered into or committed to any other transaction other than in the ordinary course of business, consistent with past practices.

     2.11 TAXES. The Company has filed all federal, state, local or foreign tax returns, tax reports or forms that the Company required to be since its inception. Copies of all such tax returns filed since its fiscal year ended September 30, 2006. No taxes are due to any federal, state, local or foreign tax authority. The Company is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. The Company is not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of an affiliated group filing a consolidated federal income tax return, (ii) is not and has not ever been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes, and (iii) has no liability for the Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

     2.12 TITLE TO PROPERTIES AND ASSETS. The Company presently owns or leases real property from which it conducts its business and owns or leases certain personal property. The Company has good and marketable title to all real and personal property reflected on its books and records as owned by it or otherwise required or used in the operation of its business, free and clear of all security interests, liens, encumbrances, mortgages or charges of any nature, except as set forth in Section 2.12 of the Company Disclosure Schedule. Also set forth in Section 2.12 of the Company Disclosure Schedule is a list of property leased by the Company. Any security


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interests, liens, encumbrances, mortgages or charges not set forth in the
Company's Financial Statements or disclosed in the Company Disclosure Schedule shall be discharged in full on or before the Closing Date and evidenced by UCC Releases delivered by the Company on the Closing Date. Such improved real property or tangible personal property is in good operating condition and repair, and suitable for the purpose for which it is being used, subject in each case to consumption in the ordinary course, ordinary wear and tear and ordinary repair, maintenance and periodic replacement.

     2.13 ACCOUNTS RECEIVABLE/PAYABLE. Except as set forth in Section 2.13 of the Company Disclosure Schedule, since December 31, 2006 the Company has no accounts receivable, unbilled invoices and other debts. There have been no material adverse changes since September 30, 2006 in any accounts receivable or other debts due the Company or the allowances with respect thereto or accounts payable of the Company from that reflected in the Financial Statements.

     2.14 MATERIAL DOCUMENTS. Set forth in Section 2.14 of the Company Disclosure Schedule is a complete list of all material documents to which the Company is a party. All such documents listed in Section 2.14 of the Company Disclosure Schedule are valid and enforceable and copies of such material documents (or, with the consent of OCIS, forms thereof) as have been requested by OCIS have been provided to OCIS. Except as disclosed in Section 2.14 of the Company Disclosure Schedule, neither the Company nor any of the other parties thereto, is or will be, merely with the passage of time, in default under any such material document nor is there any requirement for any of such material documents to be novated or to have the consent of the other contracting party in order for such material documents to be valid, effective and enforceable by the Company after the Closing Date as it was immediately prior thereto.

     2.15 INTELLECTUAL PROPERTIES. Except as set forth in Section 2.15 of the Company Disclosure Schedule, the Company has no interest in and owns no domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service mark registrations and applications and copyright registrations and applications owned or used by the Company in the operation of its business (collectively, the "Intellectual Property"). No Intellectual Property, other than as set forth on Section 2.15 of the Company Disclosure Schedule, is required or used in the operation of the business of the Company. There are no pending or, to the knowledge of the Company and the Shareholders, threatened claims of infringement upon the rights to the Intellectual Property or any intellectual property rights of others.

     2.16 NO DEFAULT. Neither the Company nor the Shareholders are in material default under any provision of any contract, commitment, or agreement respecting the Company or its assets to which the Company or the Shareholders is or are parties or by which they are bound.

     2.17 LITIGATION. There are no lawsuits, arbitration actions or other proceedings (equitable, legal, administrative or otherwise) pending or, threatened, and there are no investigations pending or threatened against the Company which relate to and could have a material adverse effect on the properties, business, assets or financial condition of the Company or which could adversely affect the validity or enforceability of this Agreement or the obligation or ability of the Shareholders or the Company to perform their respective obligations under this


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Agreement or to carry out the transactions contemplated by this Agreement or otherwise affecting the Shares.

     2.18 FINDERS. Neither the Company nor the Shareholders owe any fees or commissions, or other compensation or payments to any broker, finder, financial consultant, or similar person claiming to have been employed or retained by or on behalf of the Company or the Shareholders in connection with this Agreement or the transactions contemplated hereby.

     2.19 EMPLOYEES. Section 2.19 of the Company Disclosure Schedule sets forth the name and current monthly salary and any accrued benefit for each employee of the Company. Except as set forth in Section 2.19 of the Company Disclosure Schedule, the Company has no written employment agreements with any of its employees and it does not currently use the services of nor has it at any time engaged any independent contractor.

     2.20 ABSENCE OF PENSION LIABILITY. The Company has no liability of any nature to any person or entity for pension or retirement obligations, vested or unvested, to or for the benefit of any of its existing or former employees. The consummation of the transactions contemplated by this Agreement will not entitle any employee of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, including the Exhibits, or accelerate the time of payment or increase the amount of compensation due to any such employee. Except as described in Section 2.20 of the Company Disclosure Schedule, the Company does not presently have nor has it ever had any employee benefit plans and has no announced plan or legally binding commitment to create any employee benefit plans.

     2.21 COMPLIANCE WITH LAWS. The Company has conducted and is continuing to conduct its business in compliance with, and is in compliance with, all applicable statutes, orders, rules and regulations promulgated by governmental authorities relating in any respect to its operations, conduct of business or use of properties, except where noncompliance with any such statutes, orders, rules or regulations would not have an adverse effect on the Company or its results of operations. Such statutes, orders, rules or regulations include, but are not limited to, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, nondiscrimination, retirement, benefits, pensions, working conditions, and worker safety and health; (ii) air, water, toxic substances, noise, or solid, gaseous or liquid waste generation, handling, storage, disposal or transportation; (iii) zoning and building codes; (iv) the production, storage, processing, advertising, sale, distribution, transportation, disposal, use and warranty of products; or (v) trade and antitrust regulations. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement will not, separately or jointly, violate, contravene or constitute a default under any applicable statutes, orders, rules and regulations promulgated by governmental authorities or cause a lien on any property used, owned or leased by the Company to be created thereunder. To the knowledge of the Company, there are no proposed changes in any applicable statutes, orders, rules and regulations promulgated by governmental authorities that would cause any representation or warranty contained in this Section 2.21 to be untrue or have an adverse effect on its operations, conduct of business or use of properties.


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     2.22 FILINGS. The Company has made all filings and reports required under all local, state and federal laws with respect to its business and of any predecessor entity or partnership, except filings and reports in those jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders the required filings or reports unnecessary as a practical matter.

     2.23 CERTAIN ACTIVITIES. The Company has not, directly or indirectly, engaged in or been a party to any of the following activities:

          2.23.1 Bribes, kickbacks or gratuities to any person or entity, including domestic or foreign government officials or any other payments to any such persons or entity, whether legal or not legal, to obtain or retain business or to receive favorable treatment of any nature with regard to business (excluding commissions or gratuities paid or given in full compliance with applicable law and constituting ordinary and necessary expenses incurred in carrying on its business in the ordinary course);

          2.23.2 Contributions (including gifts), whether legal or not legal, made to any domestic or foreign political party, political candidate or holder of political office;

          2.23.3 Holding of or participation in bank accounts, funds or pools of funds created or maintained in the United States or any foreign country, without being reflected on the corporate books of account, or as to which receipts or disbursements therefrom have not been reflected on such books, the purpose of which is to obtain or retain business or to receive favorable treatment with regard to business;

          2.23.4 Receiving or disbursing monies, the actual nature of which has been improperly disguised or intentionally misrecorded on or improperly omitted from the corporate books of account;

          2.23.5 Paying fees to domestic or foreign consultants or commercial agents which exceed the reasonable value of the ordinary and customary consulting and agency services purported to have been rendered;

          2.23.6 Paying or reimbursing (including gifts) personnel of the Company for the purpose of enabling them to expend time or to make contributions or payments of the kind or for the purposes referred to in Subparagraphs 2.23.1 through 2.23.5 above;

          2.23.7 Participating in any manner in any activity which is illegal under the international boycott provisions of the Export Administration Act, as amended, or the international boycott provisions of the Internal Revenue Code, or guidelines or regulations thereunder; and

          2.23.8 Making or permitting unlawful charges, mischarges or defective or fraudulent pricing under any contract or subcontract under a contract with any department, agency or subdivision thereof, of the United States government, state or municipal government or foreign government.


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     2.24 EMPLOYMENT RELATIONS. The Company is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; no unfair labor practice complaint against the Company is pending before the National Labor Relations Board; there is no labor strike, dispute, slow down or stoppage actually pending or threatened against or involving the Company; no labor representation question exists respecting the employees of the Company; no grievance which might have an adverse effect upon the Company or the conduct of its business exists; no arbitration proceeding arising out of or under any collective bargaining agreement is currently being negotiated by the Company; and the Company has not experienced any material labor difficulty during the last three (3) years.

     2.25 INSURANCE COVERAGE. The Company has heretofore delivered copies of the policies of fire, liability, workers' compensation or other forms of insurance of the Company. The Company has complied with the terms and provisions of such policies including, without limitation, all riders and amendments thereto. The Company has met required collateral and premium for coverages in force. In the reasonable judgment of the Company and the Shareholders, such insurance is adequate and the Company will keep all current insurance policies in effect through the Closing.

     2.26 ARTICLES OF INCORPORATION AND BYLAWS. The Company has heretofore delivered to OCIS true, accurate and complete copies of the Articles of Incorporation and Bylaws of the Company, together with all amendments to each of the same as of the date hereof.

     2.27 CORPORATE MINUTES. The minute books of the Company provided to OCIS at the Closing are the correct and only such minute books and do and will contain, in all material respects, complete and accurate records of any and all proceedings and actions at all meetings, including written consents executed in lieu of meetings of its shareholders, Board of Directors and committees thereof through the Closing Date. The stock records of the Company delivered to OCIS at the Closing are the correct and only such stock records and accurately reflects all issues and transfers of record of the capital stock of the Company. The Company does not have any of its records or information recorded, stored, maintained or held off the premises of the Company.

     2.28 DEFAULT ON INDEBTEDNESS. The Company is not in default under any evidence of indebtedness for borrowed money.

     2.29 INDEBTEDNESS. Neither the Shareholders nor any corporation or entity with which they are affiliated are indebted to the Company, and the Company has no indebtedness or liability to any Shareholder or any corporation or entity with which they are affiliated.

     2.30 GOVERNMENTAL APPROVALS. Except as set forth in Section 2.30 of the Company Disclosure Schedule, no consent, approval or authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by the Shareholders or the Company.

     2.31 INVESTMENT INTENT. The Shareholders are taking the OCIS Shares for their own account and for investment, with no present intention of dividing their interest with others or of reselling or otherwise disposing of all or any portion of the OCIS Shares other than pursuant to available exemptions under applicable securities laws. The Shareholders do not intend to sell the OCIS Shares, either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance. The Shareholders have no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the OCIS Shares. The Shareholders are not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the OCIS Shares. The Shareholders possess the experience in business in which OCIS is involved necessary to make an informed decision to acquire the OCIS Shares and the Shareholders have the financial means to bear the economic risk of the investment in the OCIS Shares as of the Closing Date. The Shareholders have been represented by legal counsel and have consulted with financial advisors to the extent they deemed necessary. The Shareholders have received and read the Disclosure Statement of OCIS including its financial statements, SEC Reports, as defined in Section 3.6, "Securities Filings; Financial Statements," and any additional information they have requested. The Shareholders have had the opportunity to ask questions of the directors and officers of OCIS concerning OCIS.

     2.32 LICENSES, PERMITS AND REQUIRED CONSENTS. The Company has all required franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations and permits ("Authorizations") necessary to the conduct of its business as currently conducted or proposed to be conducted. A list of such Authorizations is set forth in Section 2.32 of the Company Disclosure Schedule attached hereto, true, correct and complete copies of which have previously been delivered to OCIS. All Authorizations relating to the business of the Company are in full force and effect, no violations have been made in respect thereof, and no proceeding is pending or threatened which could have the effect of revoking or limiting any such Authorizations and the same will not cease to remain in full force and effect by reason of the transactions contemplated by this Agreement.

     2.33 COMPLETENESS OF REPRESENTATIONS AND SCHEDULES. The Disclosure Schedule and Exhibits hereto completely and correctly present in all material respects the information required by this Agreement. This Agreement, any Schedules and Exhibits to be delivered under this Agreement and the representations and warranties of this Article 2 and the documents and written information pertaining to the Company and the Shareholders furnished to OCIS and the OCIS Subsidiary or their respective agents by or on behalf of, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make this Agreement, or such certificates, schedules, documents or written information, not misleading.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF OCIS,
             THE OCIS SUBSIDIARY AND THE PRINCIPAL OCIS SHAREHOLDERS

     Except as disclosed in the schedules to be delivered by OCIS and the OCIS Subsidiary on the Closing Date (the "OCIS Disclosure Schedule"), which OCIS Disclosure Schedule is incorporated into and should be considered an integral part of this Agreement, OCIS and the OCIS Subsidiary represent and warrant to the Company and the Shareholders as follows to all Sections except for Section 3.29, "Transferability of OCIS Shares," which Section contains representations and warranties of the OCIS Principal Shareholders:

     3.1 ORGANIZATION AND GOOD STANDING.

          3.1.1 OCIS is a corporation duly organized and existing in good standing under the laws of the State of Nevada. OCIS has full corporate power and authority to carry on its business as now conducted. OCIS is duly qualified to transact business in the State of Nevada and in all states and jurisdictions in which the business or ownership of the OCIS Subsidiary's properties or assets makes it necessary so to qualify (other than in jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter).

          3.1.2 The OCIS Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The OCIS Subsidiary has full corporate power and authority to carry on its business as now conducted. OCIS Subsidiary is duly qualified to transact business in the State of Nevada and in all states and jurisdictions in which the business or ownership of the OCIS Subsidiary's properties or assets makes it necessary so to qualify (other than in jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter).

     3.2 FINDERS. No agent, broker, person or firm acting on behalf of OCIS or the OCIS Subsidiary is, or will be, entitled to any commission or broker's or finder's fees from any of the parties to this Agreement, or from any person controlling, controlled by or under common control with any of the parties to this Agreement, in connection with any of the transactions contemplated in this Agreement.

     3.3 AUTHORITY AND CONSENT. The execution, delivery and performance of this Agreement by OCIS and the OCIS Subsidiary have been duly authorized by their respective Board of Directors. This Agreement is valid and binding upon OCIS and the OCIS Subsidiary, subject to shareholder approval, and is enforceable against OCIS and the OCIS Subsidiary in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally. OCIS and the OCIS Subsidiary have read and understand this Agreement, have consulted legal and accounting representatives to the extent deemed necessary and have the capacity to enter into this Agreement and to carry out the transactions contemplated hereby without the consent of any third party, except shareholder approval.

     3.4 VALIDITY OF AGREEMENT. Neither the execution nor the delivery of this Agreement by OCIS and the OCIS Subsidiary, nor the performance by OCIS and the OCIS Subsidiary of any of the covenants or obligations to be performed by OCIS and the OCIS Subsidiary hereunder, will result in any violation of any order, decree or judgment of any court or other governmental body, or statute or law applicable to OCIS and the OCIS Subsidiary, or in any breach of any terms or provisions of the Articles of Incorporation or the Bylaws of OCIS or the OCIS Subsidiary, respectively, or constitute a default under any indenture, mortgage, deed of trust or other contract to which OCIS and the OCIS Subsidiary is a party or by which OCIS and the OCIS Subsidiary is bound.

     3.5 GOVERNMENT APPROVALS. No consent, approval or authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by OCIS and the OCIS Subsidiary.

     3.6 SECURITIES FILINGS; FINANCIAL STATEMENTS. OCIS has made available to the Company and the Shareholders a Disclosure Statement and true and complete copies of all reports, statements and registration statements and amendments thereto filed by OCIS with the Securities and Exchange Commission since December 31, 2001 (the "SEC Reports"). As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the SEC Reports (including all schedules thereto and disclosure documents incorporated by reference therein), contains any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the SEC Reports as of the time of filing or as of the date of the last amendment thereof, if amended after filing, complied in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), as applicable. The consolidated financial statements of OCIS included in the SEC Reports fairly present in conformity in all material respects with GAAP applied on a consistent basis the consolidated financial position of OCIS as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

     3.7 CAPITALIZATION.

          3.7.1 The authorized capital stock of OCIS consists of 90,000,000 shares of Common Stock, $0.001 par value per share, 1,017,000 shares of which are issued and outstanding and 1,600,000 shares of which will be outstanding after the OCIS Stock Split ("Outstanding OCIS Shares"), subject to adjustment as provided in Section 1.13, "Split of OCIS Shares," and 10,000,000 shares of preferred stock authorized, $0.001 per share, none of which is issued and outstanding. The Outstanding OCIS Shares constitute the only outstanding shares of the capital stock of OCIS of any nature whatsoever, voting and non-voting. The Outstanding OCIS Shares are validly issued, fully paid and non-assessable and are subject to no restrictions on transfer. All Outstanding OCIS Shares are certificated, and the Company has executed and delivered no certificates for shares in excess of the number of Outstanding OCIS Shares set forth in this
Section 3.7.1. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character providing for the purchase, issuance or sale of, or any securities convertible into, capital stock of OCIS, whether issued, unissued or held in its treasury. There are no treasury shares.

          3.7.2 The authorized capital stock of the OCIS Subsidiary consists of 1,000 shares of Common Stock, $0.001 par value per share, 100 of which are issued and outstanding ("Outstanding OCIS Subsidiary Shares"). The Outstanding OCIS Subsidiary Shares constitute the only outstanding shares of the capital stock of the OCIS Subsidiary of any nature whatsoever, voting and non-voting. The Outstanding OCIS Subsidiary Shares are validly issued, fully paid and non-assessable and are subject to no restrictions on transfer. The Company has executed and delivered no certificates for shares in excess of the number of Outstanding OCIS Subsidiary Shares set forth in this Section 3.7.2. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character providing for the purchase, issuance or sale of, or any securities convertible into, capital stock of the OCIS Subsidiary, whether issued, unissued or held in its treasury. There are no treasury shares.

     3.8 SUBSIDIARIES. Except for the OCIS Subsidiary, neither OCIS nor the OCIS Subsidiary has any subsidiaries. Neither OCIS nor the OCIS Subsidiary not own five percent (5%) or more of the securities having voting power of any corporation (or would own such securities in such amount upon the closing of any existing purchase obligations for securities).

     3.9 ABSENCE OF CERTAIN CHANGES. During the period from the date of this Agreement through and including the Closing Date, neither OCIS nor the OCIS Subsidiary has:

          3.9.1 Suffered any adverse change affecting its assets, liabilities, financial condition or business except in the ordinary course of business;

          3.9.2 Made any change in the compensation payable or to become payable to any of its employees or agents, or made any bonus payments or compensation arrangements to or with any of its employees or agents, whether direct or indirect, except in the ordinary course of business consistent with past practices;

          3.9.3 Paid or declared any dividends, distributions or other payments due or owing to the Selling Shareholders or redeemed or repurchased (or agreed to redeem or repurchase) any of its capital stock;

          3.9.4 Issued any stock, or granted any stock options or warrants to purchase stock or issued any securities convertible into common stock of OCIS or the OCIS Subsidiary, except as set forth in Schedule 3.9.4;

          3.9.5 Sold or transferred any of its assets or canceled any indebtedness or claims owing to it, except in the ordinary course of business and consistent with its past practices;

          3.9.6 Sold, assigned or transferred any formulas, inventions, patents, patent applications, trademarks, trade names, copyrights, licenses, computer programs or software, know-how or other intangible assets;

          3.9.7 Amended or terminated any contract, agreement or license to which it is a party otherwise than in the ordinary course of business or as may be necessary or appropriate for the consummation of the transactions described herein;

          3.9.8 Borrowed any money or incurred, directly or indirectly (as a guarantor or otherwise), any indebtedness in excess of $5,000, except in the ordinary course of business and consistent with its past practices;

          3.9.9 Discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities shown in the Financial Statements or current liabilities incurred since such date in the ordinary course of business, consistent with its past practices;

          3.9.10 Mortgaged, pledged or subjected to lien, charge or other encumbrance any of its assets, except in the ordinary course of business and consistent with its past practices; or

          3.9.11 Entered into or committed to any other transaction other than in the ordinary course of business, consistent with past practices.

     3.10 TAXES. OCIS has filed all federal, state, local or foreign tax returns, tax reports or forms that it is required to file since its inception. Copies of all such tax returns filed since its inception will be provided to the Company upon request. No taxes are due to any federal, state, local or foreign tax authority. OCIS is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. OCIS has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. OCIS is not a party to any Tax allocation or sharing agreement. OCIS (i) has not been a member of an affiliated group filing a consolidated federal income tax return, (ii) is not and has not ever been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes, and (iii) has no liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

     3.11 TITLE TO PROPERTIES AND ASSETS. OCIS presently owns or leases real property from which it conducts its business and owns or leases certain personal property. OCIS has good and marketable title to all real and personal property reflected on its books and records as owned by it or otherwise required or used in the operation of its business, free and clear of all security interests, liens, encumbrances, mortgages or charges of any nature. Set forth in Section
3.11 of the OCIS Disclosure Schedule is a list of property leased by OCIS. Such improved real property or tangible personal property is in good operating condition and repair, and suitable for the purpose for which it is being used, subject in each case to consumption in the ordinary course, ordinary wear and tear and ordinary repair, maintenance and periodic replacement.

     3.12 MATERIAL DOCUMENTS. Set forth in Section 3.12 of the OCIS Disclosure
Schedule is a complete list of all material documents to which OCIS or the OCIS Subsidiary is a party. All such documents listed in Section 3.12 of the OCIS Disclosure Schedule are valid and enforceable and copies of such material documents (or, with the consent of the Company, forms thereof) have been provided to the Company. Except as disclosed in Section 3.12 of the OCIS Disclosure Schedule, neither OCIS, the OCIS Subsidiary nor any of the other parties thereto, is or will be, merely with the passage of time, in default under any such material document nor is there any requirement for any of such material documents to be novated or to have the consent of the other contracting party in order for such material documents to be valid, effective and enforceable by

OCIS or the OCIS Subsidiary, as the case may be, after the Closing Date as it was immediately prior thereto.

     3.13 INTELLECTUAL PROPERTIES. Except as set forth in Section 3.13 of the OCIS Disclosure Schedule, neither OCIS nor the OCIS Subsidiary has no interest in and owns no domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademarks, copyrights, unpatented inventions, service mark registrations and applications and copyright registrations and applications owned or used by OCIS or the OCIS Subsidiary in the operation of its business (collectively, the "Intellectual Property"). No OCIS Intellectual Property is required or used in the operation of the business of OCIS or the OCIS Subsidiary. There are no pending or threatened claims of infringement upon the OCIS Intellectual Property or upon the rights to any intellectual property of others.

     3.14 NO DEFAULT. Neither OCIS nor the OCIS Subsidiary is in default under any provision of any contract, commitment, or agreement respecting OCIS, the OCIS Subsidiary or any of their respective assets to which OCIS or the OCIS Subsidiary is or are parties or by which they are bound.

     3.15 LITIGATION. There are no lawsuits, arbitration actions or other proceedings (equitable, legal, administrative or otherwise) pending or, threatened, and there are no investigations pending or threatened against OCIS or the OCIS Subsidiary which relate to and could have a material adverse effect on the properties, business, assets or financial condition of OCIS or the OCIS Subsidiary or which could adversely affect the validity or enforceability of this Agreement or the obligation or ability of OCIS or the OCIS Subsidiary to perform their respective obligations under this Agreement or to carry out the transactions contemplated by this Agreement.

     3.16 ABSENCE OF PENSION LIABILITY. Neither OCIS nor the OCIS Subsidiary has any liability of any nature to any person or entity for pension or retirement obligations, vested or unvested, to or for the benefit of any of its existing or former employees. The consummation of the transactions contemplated by this Agreement will not entitle any employee of OCIS or the OCIS Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, including the Exhibits, or accelerate the time of payment or increase the amount of compensation due to any such employee. Neither OCIS nor the OCIS Subsidiary have presently nor have they ever had any employee benefit plans and have no announced plan or legally binding commitment to create any employee benefit plans.

     3.17 COMPLIANCE WITH LAWS. OCIS and the OCIS Subsidiary have conducted and are continuing to conduct their respective businesses in compliance with, and are in compliance with, all applicable statutes, orders, rules and regulations promulgated by governmental authorities relating in any respect to its operations, conduct of business or use of properties, except where noncompliance with any such statutes, orders, rules or regulations would not have an adverse effect on either OCIS, the OCIS Subsidiary or their respective results of operations. Such statutes, orders, rules or regulations include, but are not limited to, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, nondiscrimination, retirement, benefits, pensions, working conditions, and worker safety and health; (ii) air, water, toxic substances, noise, or solid, gaseous or liquid waste generation, handling, storage, disposal or transportation; (iii) zoning and building codes; (iv) the production, storage, processing, advertising, sale, distribution, transportation, disposal, use and warranty of products; or (v) trade and antitrust regulations. The execution, delivery and performance of this Agreement by OCIS and the OCIS Subsidiary and the consummation by OCIS and the OCIS Subsidiary of the transactions contemplated by this Agreement will not, separately or jointly, violate, contravene or constitute a default under any applicable statutes, orders, rules and regulations promulgated by governmental authorities or cause a lien on any property used, owned or leased by OCIS or the OCIS Subsidiary to be created thereunder. There are no proposed changes in any applicable statutes, orders, rules and regulations promulgated by governmental authorities that would cause any representation or warranty contained in this Section 3.17 to be untrue or have an adverse effect on its operations, conduct of business or use of properties.

     3.18 FILINGS. OCIS and the OCIS Subsidiary have made all filings and reports required under all local, state and federal laws with respect to its business and of any predecessor entity or partnership, except filings and reports in those jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders the required filings or reports unnecessary as a practical matter.

     3.19 CERTAIN ACTIVITIES. Neither OCIS nor the OCIS Subsidiary has, directly or indirectly, engaged in or been a party to any of the following activities:

          3.19.1 Bribes, kickbacks or gratuities to any person or entity, including domestic or foreign government officials or any other payments to any such persons or entity, whether legal or not legal, to obtain or retain business or to receive favorable treatment of any nature with regard to business (excluding commissions or gratuities paid or given in full compliance with applicable law and constituting ordinary and necessary expenses incurred in carrying on its business in the ordinary course);

          3.19.2 Contributions (including gifts), whether legal or not legal, made to any domestic or foreign political party, political candidate or holder of political office;

          3.19.3 Holding of or participation in bank accounts, funds or pools of funds created or maintained in the United States or any foreign country, without being reflected on the corporate books of account, or as to which receipts or disbursements therefrom have not been reflected on such books, the purpose of which is to obtain or retain business or to receive favorable treatment with regard to business;

          3.19.4 Receiving or disbursing monies, the actual nature of which has been improperly disguised or intentionally misrecorded on or improperly omitted from the corporate books of account;

          3.19.5 Paying fees to domestic or foreign consultants or commercial agents which exceed the reasonable value of the ordinary and customary consulting and agency services purported to have been rendered;

          3.19.6 Paying or reimbursing (including gifts) personnel of OCIS or the OCIS Subsidiary for the purpose of enabling them to expend time or to make contributions or payments of the kind or for the purposes referred to in Subparagraphs 2.23.1 through 2.23.5 above;

          3.19.7 Participating in any manner in any activity which is illegal under the international boycott provisions of the Export Administration Act, as amended, or the international boycott provisions of the Internal Revenue Code, or guidelines or regulations thereunder; and

          3.19.8 Making or permitting unlawful charges, mischarges or defective or fraudulent pricing under any contract or subcontract under a contract with any department, agency or subdivision thereof, of the United States government, state or municipal government or foreign government.

     3.20 EMPLOYMENT RELATIONS. OCIS and the OCIS Subsidiary are in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; no unfair labor practice complaint against either OCIS or the OCIS Subsidiary is pending before the National Labor Relations Board; there is no labor strike, dispute, slow down or stoppage actually pending or threatened against or involving either OCIS or the OCIS Subsidiary; no labor representation question exists respecting the employees of either OCIS or the OCIS Subsidiary; no grievance which might have an adverse effect upon either OCIS or the OCIS Subsidiary or the conduct of its business exists; no arbitration proceeding arising out of or under any collective bargaining agreement is currently being negotiated by either OCIS or the OCIS Subsidiary; and either OCIS or the OCIS Subsidiary has not experienced any material labor difficulty during the last three (3) years.

     3.21 INSURANCE COVERAGE. The policies of fire, liability, workers' compensation or other forms of insurance of OCIS and the OCIS Subsidiary are described in Section 3.23 of the OCIS Disclosure Schedule. Both OCIS and the OCIS Subsidiary have complied with the terms and provisions of such policies including, without limitation, all riders and amendments thereto. OCIS and the OCIS Subsidiary have met required collateral and premium for coverages in force. In the reasonable judgment of OCIS and the OCIS Subsidiary, such insurance is adequate and OCIS will keep all current insurance policies in effect through the Closing.

     3.22 ARTICLES OF INCORPORATION AND BYLAWS. Each of OCIS and the OCIS Subsidiary has heretofore delivered to the Company true, accurate and complete copies of their respective Articles of Incorporation and Bylaws, together with all amendments to each of the same as of the date hereof.

     3.23 CORPORATE MINUTES. The minute books of each of OCIS and the OCIS Subsidiary provided to the Company at the Closing are the correct and only such minute books and do and will contain, in all material respects, complete and accurate records of any and all proceedings and actions at all meetings, including written consents executed in lieu of meetings of their respective shareholders, Board of Directors and committees thereof through the Closing Date. The stock records of each of OCIS and the OCIS Subsidiary delivered to the Company and the Shareholders at the Closing are the correct and only such stock records and accurately reflects all issues and transfers of record of the capital stock of each of OCIS and the OCIS

Subsidiary. Neither OCIS nor the OCIS Subsidiary has any of its records or information recorded, stored, maintained or held off the premises of OCIS.

     3.24 DEFAULT ON INDEBTEDNESS. Neither OCIS nor the OCIS Subsidiary is in default under any evidence of indebtedness for borrowed money.

     3.25 AGREEMENTS, JUDGMENT AND DECREES. Neither OCIS nor the OCIS Subsidiary is subject to any agreement, judgment or decree adversely affecting its or their ability to enter into this Agreement, to consummate the transactions contemplated herein.

     3.26 GOVERNMENTAL APPROVALS. Except as set forth in Section 3.26 of the OCIS Disclosure Schedule, no consent, approval or authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by OCIS or the OCIS Subsidiary.

     3.27 LICENSES, PERMITS AND REQUIRED CONSENTS. Each of OCIS and the OCIS Subsidiary has all required franchises, tariffs, licenses, ordinances, certifications, approvals, authorizations and permits ("Authorizations") necessary to the conduct of its business as currently conducted or proposed to be conducted. A list of such Authorizations is set forth in Section 3.27 of the OCIS Disclosure Schedule attached hereto, true, correct and complete copies of which have previously been delivered to the Company. All Authorizations relating to the business of OCIS or the OCIS Subsidiary are in full force and effect, no violations have been made in respect thereof, and no proceeding is pending or threatened which could have the effect of revoking or limiting any such Authorizations and the same will not cease to remain in full force and effect by reason of the transactions contemplated by this Agreement.

     3.28 EMPLOYMENT AND CONSULTING AGREEMENTS. Neither OCIS nor the OCIS Subsidiary has any outstanding employment or consulting agreement, written or oral, with any employee or third party.

     3.29 TRANSFERABILITY OF OCIS SHARES. The OCIS Shares are qualified for trading on Nasdaq's OTC Bulletin Board under the symbol OCIC.OB. There are at least two market makers for the OCIS Share and will be at least two market makers after the Merger. The OCIS Shares owned by non-Affiliates were registered with the SEC under an SB-2 Registration Statement and are freely tradable on the OTC Bulletin Board and transferable without further action by OCIS. The OCIS Shares owned by non-Affiliates will continue to be tradable on the OTC Bulletin Board and transferable by non-Affiliates after the Merger, provided that OCIS timely files a report on Form 8-K containing information about the Merger and the Company as required by applicable SEC regulations. The term "Affiliate" in this Agreement shall have the meaning as defined in Rule 415 under the Securities Act of 1933, as amended. The foregoing representations and warranties do not apply if non-Affiliates who hold OCIS Shares have pledged, hypothecated or otherwise restricted the transferability of their OCIS Shares.

     3.30 COMPLETENESS OF REPRESENTATIONS AND SCHEDULES. The Disclosure Schedule and Exhibits hereto completely and correctly present in all material respects the information required by this Agreement. This Agreement, any Schedules and Exhibits to be delivered under this Agreement and the representations and warranties of this Article 3, and the documents and written information pertaining to OCIS and the OCIS Subsidiary furnished to the Company or its agents and the Shareholders by or on behalf of OCIS, the OCIS Subsidiary and the OCIS Principal Shareholders , do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make this Agreement, or such certificates, schedules, documents or written information, not misleading.

                                    ARTICLE 4

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                         OF OCIS AND THE OCIS SUBSIDIARY

     The obligations of OCIS and the OCIS Subsidiary pursuant to this Agreement are, at the option of OCIS and the OCIS Subsidiary, subject to the fulfillment to OCIS's and the OCIS Subsidiary's satisfaction on or before the Closing Date of each of the following conditions:

     4.1 EXECUTION OF THIS AGREEMENT. The Company and the Shareholders have duly executed and delivered this Agreement to OCIS, and all corporate action required to consummate the Merger and the transactions contemplated hereby shall have been duly and validly taken.

     4.2 REPRESENTATIONS AND WARRANTIES ACCURATE. All representations and warranties of the Shareholder and the Company contained in this Agreement shall have been true in all material respects as of the Closing Date.

     4.3 PERFORMANCE OF THE COMPANY AND SHAREHOLDERS. The Company and the Shareholders shall have performed and complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them.

     4.4 TENDER OF COMPANY SHARES. The Shareholders shall deliver to OCIS all Company Shares and all options, warrants or other rights to acquire Company Shares owned by such Shareholders free and clear of any liens, encumbrances and other obligations.

     4.5 TITLE. On or prior to the Closing Date, the Company shall deliver to OCIS duly executed UCC-2 releases, as described in Section 2.12, "Title to Properties and Assets," or evidence that no liens have been recorded against any of the Company's properties or assets.

     4.6 INTELLECTUAL PROPERTY. All trademarks, trade names, service marks, licenses or other rights that the Company uses in connection with its business shall be free and clear of any encumbrances, controversies, infringement or other claims or obligations on the Closing Date.

     4.7 CONSENT OF MATERIAL CUSTOMERS. Prior to Closing, the Company shall have obtained all approvals in connection with the transfer of the Company Shares by the Shareholders to OCIS as may be required by any material contracts between the Company and any of its principal customers, and such approvals shall have been issued in written form and substance satisfactory to OCIS and its counsel or OCIS shall have waived such requirements.

     4.8 OBLIGATIONS TO THIRD PARTIES. There shall be no loans or obligations outstanding from the Company to any third party, except those incurred in the ordinary course of business or as otherwise disclosed to OCIS.

     4.9 OUTSTANDING OBLIGATIONS TO EMPLOYEES. There shall be no outstanding claims, loans or obligations of the Company owed to any of their employees or officers, provided that OCIS shall give notice to the Shareholders and the Company of its approval or withholding of approval of any claims, loans or obligations then known to OCIS on or before the Closing Date.

     4.10 APPROVAL OF PLAN OF MERGER. The Merger and the Articles of Merger shall have been duly approved by the Board of Directors of the Company and the Shareholders pursuant to the Nevada Act and the California Act.

     4.11 FINANCIAL AND OTHER CONDITIONS. The Company shall have no contingent or other liabilities connected with its business, except as disclosed in the Financial Statements or which otherwise have been incurred in the ordinary course of business and have otherwise been disclosed to OCIS. The review of the business, premises and operations of the Company and the Financial Statements by OCIS at its expense shall be satisfactory to OCIS and shall not have revealed any matter which, in the sole judgment of OCIS, makes the acquisition on the terms herein set forth inadvisable for OCIS.

     4.12 LEGAL PROHIBITION; REGULATORY CONSENTS. On the Closing Date, there shall exist no injunction or final judgment, law or regulation prohibiting the consummation of the transactions contemplated by this Agreement. Any required governmental or regulatory consents shall have been obtained.

     4.13 ALL CONTRACTS CONTINUED. Except as set forth in Schedule 4.13, all lines of credit, debts, financing arrangements, leases and other contracts of the Company shall be acceptable to OCIS and shall continue under their present terms and conditions after the Closing Date and all approvals relating to the transfer of Company Shares by the Shareholders in the Merger, and to effect the transactions contemplated hereby, required by the foregoing instruments and arrangements shall have been obtained by the Closing Date. OCIS shall have received estoppel letters in form and substance reasonably acceptable to it from other parties to any Contracts, if and as requested by OCIS.

     4.14 PREFERRED STOCK. The Company shall have no shares of Preferred Stock outstanding.

     4.15 NO ADVERSE CHANGE. There shall not have occurred any material adverse change in the assets, business, condition or prospects of the Company.

     4.16 CAPITAL. The Company shall have raised a total of $4.0 million of debt and/or equity capital in one or more private placements.

     4.17 REGISTRATION RIGHTS AGREEMENT. The principal OCIS shareholders, as designated by the Company and OCIS shall have entered into the Registration Rights Agreement set forth as Exhibit C.

                                   ARTICLE 5

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                       OF THE COMPANY AND THE SHAREHOLDERS

     The obligations of the Company and the Shareholders under this Agreement are, at the option of the Company or the Shareholders, subject to the fulfillment to the satisfaction of the Company and the Shareholders on or before the Closing Date of each of the following conditions:

     5.1 EXECUTION AND APPROVAL OF AGREEMENT. OCIS and the OCIS Subsidiary shall have duly executed and delivered this Agreement to the Company and the Shareholders and all corporate action required to consummate the Merger and the transactions contemplated hereby shall have been duly and validly taken.

     5.2 OCIS SHARES. The OCIS Shares received by the Shareholders shall be free and clear of any liens, encumbrances or other obligations, except as may be imposed pursuant to the Securities Act.

     5.3 EMPLOYMENT OR CONSULTING AGREEMENTS. As of the Closing Date, there shall be no employment or consulting agreements, except as negotiated between the parties, between the OCIS or the OCIS Subsidiary and any other party.

     5.4 REPRESENTATIONS AND WARRANTIES. The representations and warranties made to the Company and the Shareholders in this Agreement or in any document, statement, list or certificate furnished pursuant hereto shall be true and correct as of the Closing Date.

     5.5 FINANCIAL AND OTHER CONDITIONS. OCIS shall have no contingent or other liabilities connected with its business, except as disclosed in the Financial Statements or which otherwise have been incurred in the ordinary course of business. The review of the business, premises and operations of OCIS and the Financial Statements by the Company at its expense shall be satisfactory to the Company and shall not have revealed any matter which, in the sole judgment of the Company, makes the acquisition on the terms herein set forth inadvisable for the Company.

     5.6 APPROVAL OF PLAN OF MERGER. The Plan of Merger shall have been duly approved by OCIS as the sole shareholder of the OCIS Subsidiary and by the Board of Directors and shareholders of OCIS pursuant to the Nevada Act.

     5.7 OCIS SHAREHOLDER APPROVALS. OCIS shall have obtained shareholder approval to (i) change the name of OCIS to Ecology Coatings, Inc.; (ii) adopt a stock option plan on terms and conditions acceptable to the Company; and (iii) amend the articles of incorporation of OCIS to authorize the issuance of up to 100,000,000 shares of Common Stock and to create blank check provisions to the authorized preferred stock.

     5.8 LOCK-UP AGREEMENTS. The principal OCIS shareholders, as designated by the Company, shall have executed the Lock-Up Agreements attached as Exhibit B.

     5.9 SECURITIES FILINGS. OCIS shall have filed all required periodic reports under the Securities Exchange Act of 1934 (the "Exchange Act") and shall have made all other such filings with the Securities and Exchange Commission and state securities regulators as may be required by applicable state and federal law.

     5.10 GOVERNMENTAL PROCEEDINGS. No action or proceeding before any court or other governmental body shall be instituted which prohibits or invalidate the transaction, or threatens to prohibit or invalidate the transaction, or which may affect the right of the Shareholders to own the Company Shares or to operate or control OCIS or the Surviving Company after the Closing Date.

                                    ARTICLE 6

                                 INDEMNIFICATION

     6.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS. The representations and warranties made by the parties in this Agreement and all of the covenants of the parties in this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall expire on the twelve month anniversary of the Closing Date. Any claim for indemnification shall be effective only if notice of such claim is given by the party claiming indemnification or other relief on or before June 15, 2008.

     6.2 INDEMNIFICATION BY THE OCIS PRINCIPAL SHAREHOLDERS. The OCIS Principal Shareholders agree to indemnify and hold the Company and the Shareholders harmless, from and after the Closing Date, against and in respect of all matters in connection with any losses, liabilities or damages (including reasonable attorneys' fees) incurred by the Company and the Shareholders resulting from any misrepresentation or breach of the warranties made by OCIS, the OCIS Subsidiary and the OCIS Principal Shareholders in Article 3, "Representations and Warranties of OCIS, the OCIS Subsidiary and the Principal OCIS Shareholders," or any breach or nonfulfillment of any agreement, covenant, representation or warranty on the part of OCIS, the OCIS Subsidiary and the OCIS Principal Shareholders contained in this Agreement or any liabilities, obligations and commitments, and all suits, actions, proceedings, demands, judgments, costs and expenses incident to the foregoing matters, including reasonable attorneys' fees. No claim for indemnification may be made under this Section 6.2 after June 15, 2008.

     6.3 ARBITRATION. If the Company or the Shareholders believe that a matter has occurred that entitles them to indemnification under Section 6.2, "Indemnification by the OCIS Principal Shareholders," the Company or the Shareholders, as the case may be (the "Indemnified Party"), shall give written notice to the party or parties against whom indemnification is sought (each of whom is referred to herein as an "Indemnifying Party") describing such matter in reasonable detail. The Indemnified Party shall be entitled to give such notice prior to the establishment of the amount of its losses, liabilities, costs or damages, and to supplement its claim from time to time thereafter by further notices as they are established. Each Indemnifying Party shall send a written response to such claim for indemnification within thirty (30) days after receipt of the claim stating its acceptance or objection to the indemnification claim, and explaining its position in respect thereto in reasonable detail. If such Indemnifying Party does not timely so respond, it will be deemed to have accepted the Indemnified Party's indemnification claim as specified in the notice given by the Indemnified Party. If the Indemnifying Party gives a timely objection notice, then the parties will negotiate in good faith to attempt to resolve the dispute, and upon the expiration of an additional thirty (30) day period from the date of the objection notice or such longer period as to which the Indemnified and Indemnifying Parties may agree, any such dispute shall be submitted to arbitration in Reno, Nevada, to a member of the American Arbitration Association mutually appointed by the Indemnified Party and Indemnifying Party (or, in the event the Indemnified Party and Indemnifying Party cannot agree on a single such member, to a panel of three members of such Association selected in accordance with the rules of such Association), who shall promptly arbitrate such dispute in accordance with the rules of such Association and report to the parties upon such disputed items, and such report shall be final, binding and conclusive on the parties. Judgment upon the award by the arbitrator(s) may be entered in any court having jurisdiction. The prevailing party in any such arbitration shall be entitled to recover from, and have paid by, the other party hereto all fees and disbursements of such arbitrator or arbitrators. For this purpose, a party shall be deemed to be the prevailing party only if such party would be deemed to be a prevailing party under Section 6.8, "Definition of Prevailing Parties."

     6.4 NO FINDERS. OCIS, the OCIS Subsidiary and the OCIS Principal Shareholders represent and warrant to the Company and the Shareholders and the Company and the Shareholders represent and warrant to OCIS, the OCIS Subsidiary and the OCIS Principal Shareholders that there are no obligations to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement. The OCIS Principal Shareholders agree to indemnify and hold the Company and the Shareholders harmless from any breach of the representation of OCIS, the OCIS Subsidiary and the Principal Shareholders in the previous sentence, and the Shareholders agree to indemnify and hold OCIS, the OCIS Subsidiary and the OCIS Principal Shareholders harmless from any breach of their representation in the previous sentence or from their failure to pay such fees.

     6.5 THIRD PERSON CLAIM PROCEDURES. If any third person asserts a claim against an Indemnified Party in connection with the matter involved in such claim, the Indemnified Party shall promptly (but in no event later than ten (10) days prior to the time at which an answer or other responsive pleading or notice with respect to the claim is required) notify the Indemnifying Party of such claim. The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving prompt notice to the Indemnified Party that it will do so, such election to be made and notice given in any event at least five (5) days prior to the time at which an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, the Indemnifying Party may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval, not to be unreasonably withheld), will be responsible for the expenses of such defense, and shall be bound by the results of its defense or settlement of the claim to the extent it produces damage or loss to the Indemnified Party. The Indemnifying Party shall not settle such claims without prior notice to and consultation with the Indemnified Party and no such settlement involving any injunction or material and adverse effect on the Indemnified Party may be agreed to without its consent. As long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. If the Indemnifying Party does not make such election, or having made such election does not proceed diligently to defend such claim prior to the time at which an answer or other responsive pleading or notice with respect thereto is required, or does not continue diligently to contest such claim, then the Indemnified Party may take over defense and proceed to handle such claim in its exclusive discretion, and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. The parties agree to cooperate in defending such third party claims, and the defending party shall have access to records, information and personnel in control of the other part which are pertinent to the defense thereof.

     6.6 LIMITATION OF REMEDIES. No party to this Agreement shall be liable to any other party or parties or have any remedies against any other party or parties under this Agreement other than as provided in this Article 6. The parties understand that this Agreement requires that all disputed claims shall be submitted to arbitration in accordance with Section 6.3, "Arbitration."

     6.7 DEFINITION OF PREVAILING. Notwithstanding any of the other provisions hereof, in the event of arbitration and/or litigation with respect to the interpretation or enforcement of this Agreement or any provisions hereof, the prevailing party in any such matter shall be entitled to recover from the other party their or its reasonable costs and expense, including reasonable attorneys' fees, incurred in such arbitration and/or litigation. For purposes of this Agreement, a party shall be deemed to be the prevailing party only if such party
(A)(i) receives an award or judgment in such arbitration and/or litigation for more than 50% of the disputed amount involved in such matter, or (ii) is ordered to pay the other party less than 50% of the disputed amount involved in such matter or (B)(i) succeeds in having imposed a material equitable remedy on the other party (such as an injunction or order compelling specific performance), or
(ii) succeeds in defeating the other party's request for such an equitable remedy.

                                    ARTICLE 7

                                  RISK OF LOSS

     The risk of loss or destruction of all or any part of the Company's properties or assets prior to the Closing Date from any cause (including, without limitation, fire, theft, acts of God or public enemy) shall be upon the Company and the Shareholders. Such risk shall be upon OCIS Subsidiary if such loss occurs after the Closing Date.

                        CERTAIN COVENANTS OF THE PARTIES

     7.1 EXPENSES AND FEES. Each party shall be solely responsible for its own costs and expenses (including legal expenses, accounting expenses and brokers or finders fees and expenses), and the costs and expenses of its affiliates, in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement. No party shall have any obligation for paying such expenses or costs of any other party.

     7.2 PUBLIC ANNOUNCEMENTS. The parties agree that no public release, announcement or any other disclosure concerning any of the transactions contemplated hereby shall be made or issued by any party without the prior written consent of OCIS and the Company (which consent shall not be unreasonably withheld or delayed), except to the extent such release, announcement or disclosure may be required by applicable laws, in which case the person required to make the release, announcement or disclosure shall allow OCIS or the Company, as applicable, reasonable time to comment on such release, announcement or disclosure in advance of such issuance or disclosure; provided, however, that no notice is required if the disclosure is determined by the OCIS's legal counsel to be required under federal or state securities laws or exchange regulation applicable to OCIS.

     7.3 OPERATIONS PENDING CLOSING. Each of the Company, on one hand, and OCIS and the OCIS Subsidiary, on the other hand, covenants that from the date hereof through the Closing Date, except as otherwise provided in this Agreement; or with the prior written consent of the other parties, which shall not be unreasonably withheld or delayed, shall:

          7.3.1 not undertake any transactions or enter into any contracts, commitments or arrangements other than in the ordinary course of business, use its good faith efforts to preserve the present Business and organization of such party, and to preserve the goodwill of others having business relationships with such party;

          7.3.2 not enter into, renew, extend, modify, terminate, waive or diminish any right under any material lease, contract or other instrument, except in the ordinary course of business;

          7.3.3 not allow any of such parties' assets or properties to become subject to any Encumbrance that does not exist as of the date of this Agreement, except in the ordinary course of business;

          7.3.4 maintain such party's existing insurance coverages, subject to variations in amounts in the ordinary course of business;

          7.3.5 not declare or make any dividends or distributions; and

          7.3.6 not amend the organizational documents of such party.

     7.4 DUE DILIGENCE INVESTIGATION. Each party shall afford to the officers, employees and authorized representatives of the other (including independent public accountants and attorneys) complete access to the offices, properties, books, records, tax returns, financial records (including computer files, retrieval programs and similar documentation), employees and business of such party subject to reasonable prior notice and shall furnish to such party and its authorized representatives such additional information concerning the assets, properties and operations as shall be reasonably requested, including all such information as shall be necessary or appropriate to enable such party or its representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants contained in this Agreement have been complied with, and to determine whether the conditions set forth in Article 4 or 5 have been satisfied. Each party shall ensure that all third-party representatives of each, including without limitation accountants and attorneys, fully cooperate and are available to the other party in connection with such investigation, and each party shall bear its own costs and expenses in connection with the same. Any such investigation shall be conducted in a manner that would not interfere unreasonably with the operations of the other party.

     7.5 FURTHER ASSURANCES. Each of the parties hereto shall, at any time, and from time to time, either before or after the Closing Date, upon the request of the appropriate party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances and assurances as may be reasonably required to complete the transactions contemplated in this Agreement. After the Closing Date, each party shall use its good faith efforts to assure that any necessary third party shall execute such documents and do such acts and things as the other party may reasonably require for the purpose of giving each party the full benefit of all the provisions of this Agreement and as may be reasonably required to complete the transactions contemplated in this Agreement.

     7.6 ACTIONS OF THE PARTIES.

          7.6.1 No Actions Constituting a Breach. From the date hereof through the Closing Date, neither the Company will take or knowingly permit to be done any action in the conduct of the business of the Company, nor will OCIS or the OCIS Subsidiary take any action, which would be in breach of its obligations herein, and each of the parties hereto shall cause the deliveries for which such party is responsible at the Closing to be duly and timely made.

          7.6.2 Notification of Breaches. From the date hereof through the Closing Date, each party will promptly notify the other parties in writing if any such Party becomes aware of any fact or condition that causes or constitutes a breach of any of its representations and warranties as of the date of this Agreement. During the same period, each party will promptly notify the other parties of the occurrence of any breach of any covenant of such party in this
Article VIII.

          7.7 COMPLIANCE WITH CONDITIONS. Each party hereto agrees to cooperate fully with each other party and shall use its good faith efforts to cause the conditions precedent for which such Party is responsible to be fulfilled. Each party hereto further agrees to use its good faith efforts to consummate this Agreement and the transactions contemplated in this Agreement as promptly as possible.

                                    ARTICLE 8

                                  MISCELLANEOUS

     8.1 TERMINATION.

          8.1.1 General. This Agreement and the transactions contemplated hereby may be terminated prior to the Closing: (i) by the mutual written consent of the parties; (ii) by written notice from either party in the event of a material breach of this Agreement by the other party; provided that the party wishing to terminate this Agreement has notified the other parties in writing of such breach and such breach has continued without cure for a period of thirty (30) calendar days after the notice of breach; or (iii) by written notice from OCIS if the Closing has not occurred by June 15, 2007, subject to the provisions of
Section 1.3, "Closing," of this Agreement.

          8.1.2 Effect of Termination. If any party terminates this Agreement pursuant to this Article 9, all rights and obligations of the parties hereunder shall terminate without any liability of any party to the others except for such damages arising out of, related to, or in connection with, breaches of representations, warranties, covenants, or agreements which shall have occurred prior to such termination. Except, as set forth in the immediately preceding sentence, this Section shall not be deemed to release any party from any liability for any breach by such party of the representations, warranties, covenants or agreements which shall have occurred prior to such termination. However, OCIS shall be entitled to all standstill deposits if the Closing has not occurred as provided in this Agreement.

     8.2 BINDING AGREEMENT. The parties covenant and agree that this Agreement, when executed and delivered by the parties, will constitute a legal, valid and binding agreement between the parties and will be enforceable in accordance with its terms.

     8.3 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors. This Agreement cannot be assigned without the consent of the Company.

     8.4 ENTIRE AGREEMENT. This Agreement and its exhibits and schedules constitute the entire contract among the parties hereto with respect to the subject matter thereof, superseding all prior communications and discussions and no party hereto shall be bound by any communication on the subject matter hereof unless such is in writing signed by any necessary party thereto and bears a date subsequent to the date hereof. The exhibits and schedules shall be construed with and deemed as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Information set forth in any exhibit, schedule or provision of this Agreement shall be deemed to be set forth in every other exhibit, schedule or provision of this Agreement and therefore shall be deemed to be disclosed for all purposes of this Agreement.

     8.5 MODIFICATION. This Agreement may be waived, changed, amended, discharged or terminated only by an agreement in writing signed by the party against whom enforcement of any waiver, change, amendment, discharge or termination is sought.

     8.6 NOTICES. All notices, requests, demands and other communications shall be deemed to have been duly given three (3) days after postmark of deposit in the United States mail, if mailed, certified or registered mail, postage prepaid:

               If to the Company or the Shareholders:

                    Ecology Coatings, Inc.
                    35980 Woodward Avenue
                    Suite 200
                    Bloomfield Hills, Michigan 48304

               With copy to:

                    Christian J. Hoffmann, III, Esq.
                    Quarles & Brady LLP
                    Renaissance One
                    Two North Central Avenue
                    Phoenix, Arizona  85004

               If to OCIS or the OCIS Subsidiary:

                    2081 South Lakeline Drive
                    Salt Lake City, Utah 84109
                    Attn. President

               With a copy to:

                    Victor Schwarz, Esq.
                    4764 South 900 East
                    Suite 3(A)
                    Salt Lake City, Utah  84117

or to such other address as any party shall designate to the other in writing. The parties shall promptly advise each other of changes in addresses for such notices.

     8.7 CHOICE OF LAW AND JURISDICTION. This Agreement shall be governed by, construed, interpreted and enforced according to the laws of the State of Nevada. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of Nevada or of the United States of America for the District of Nevada and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Paragraph 9.6, "Notices," such service to become effective ten (10) days after such mailing.

     8.8 SEVERABILITY. If any portion of this Agreement shall be finally determined by any court or governmental agency of competent jurisdiction to violate applicable law or otherwise not to conform to requirements of law and, therefore, to be invalid, the parties will cooperate to remedy or avoid the invalidity, but, in any event, will not upset the general balance of relationships created or intended to be created between them as manifested by this Agreement and the instruments referred to herein. Except insofar as it would be an abuse of the foregoing principle, the remaining provisions hereof shall remain in full force and effect.

     8.9 OTHER DOCUMENTS. The parties shall upon reasonable request of the other, execute such documents as may be necessary or appropriate to carry out the intent of this Agreement.

     8.10 HEADINGS AND THE USE OF PRONOUNS. The section headings hereof are intended solely for convenience of reference and shall not be construed to explain any of the provisions of this Agreement. All pronouns and any variations thereof and other words, as applicable, shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or matter may require.

     8.11 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

     8.12 NO WAIVER AND REMEDIES. No failure or delay on a party's part to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by a party of a right or remedy hereunder preclude any other or further exercise. No remedy or election hereunder shall be deemed exclusive but it shall, wherever possible, be cumulative with all other remedies in law or equity.

     8.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.14 FURTHER ASSURANCES. Each of the parties hereto shall use commercially practicable efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence (including obtaining any consents necessary for the performance of such party's obligations hereunder) and to consummate the transactions contemplated hereby, and shall execute and deliver such further instruments and provide such documents as are necessary to effect this Agreement.

     8.15 RULES OF CONSTRUCTION. The normal rules of construction which require the terms of an agreement to be construed most strictly against the drafter of such agreement are hereby waived since each party have been represented by counsel in the drafting and negotiation of this Agreement.

     8.16 THIRD PARTY BENEFICIARIES. Each party hereto intends this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:                                OCIS:

ECOLOGY COATINGS, INC.,                 OCIS CORP.,
a California corporation                a Nevada corporation


By: /s/ Richard D. Stromback            By: /s/ R. Kirk Blosch
    ---------------------------------       ------------------------------------
    Richard D. Stromback                    R. Kirk Blosch
Its: Chairman                           Its: President


SHAREHOLDERS:                           OCIS SUBSIDIARY:

                                        OCIS - EC, INC.,
/s/ Richard D. Stromack                 a Nevada corporation
-------------------------------------
Richard D. Stromback
                                        By: /s/ R. Kirk Blosch
                                            ------------------------------------
/s/ Douglas Stromback                       R. Kirk Blosch
-------------------------------------   Its: President
Douglas Stromback
                                        OCIS Principal Shareholders:

/s/ Deanna Stromback
-------------------------------------
Deanna Stromback


                                        /s/ Jeff W. Holmes
                                        ----------------------------------------
                                        Jeff W. Holmes


                                        /s/ R. Kirk Blosch
                                        ----------------------------------------
                                        R. Kirk Blosch


                                        /s/ Brent W. Schlesinger
                                        ----------------------------------------
                                        Brent W. Schlesinger

                                    EXHIBITS

EXHIBIT A - LIST OF SHAREHOLDERS

EXHIBIT B - FORM OF LOCK-UP AGREEMENT

EXHIBIT C - REGISTRATION RIGHTS AGREEMENT

EXHIBIT D - OCIS BOARD OF DIRECTORS

EXHIBIT E - CALCULATION OF SPLIT OF OCIS SHARES AND CALCULATION OF OCIS SHARES
            TO BE ISSUED AS TOTAL MERGER CONSIDERATION

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                                   OCIS, INC.,

                             ECOLOGY COATINGS, INC.

                                       AND

                                 OCIS - EC, INC.

                                    EXHIBIT A

                              LIST OF SHAREHOLDERS

Richard D. Stromback
Deanna Stromback
Douglas Stromback

                                    EXHIBIT B

                                LOCK-UP AGREEMENT

Ecology Coatings, Inc.
35980 Woodward Avenue
Suite 200
Bloomfield Hills, MI 48034

Re: Acquisition of Ecology Coatings, Inc. by Ocis Corp.

Ladies and Gentlemen:

     The undersigned, a stockholder of Ocis Corp., a Nevada corporation ("OCIS"), understands that Ecology Coatings, Inc., a California corporation ("Ecology"), proposes to enter into an Agreement and Plan of Merger ("Merger Agreement") by and among OCIS and OCIS-Ecology Acquisition, Inc., a Nevada corporation and wholly owned subsidiary of OCIS ("Acquisition Subsidiary"), whereby the Acquisition Subsidiary will merge with and into Ecology (the "Merger"). As a result of this Merger the shareholders of Ecology will have voting control of Ocis, which will change its name to Ecology Coatings, Inc.

     In order to induce Ecology to enter into the Merger Agreement and to proceed with the Merger, the undersigned agrees, for the benefit of Ecology, that the undersigned will not, without Ecology's prior written consent (which consent may be withheld at Ecology's sole discretion), directly or indirectly, make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition or agreement to dispose (collectively "Sell") Ecology Shares during the Lock-Up Period, unless the transfer is a Permitted Transfer, as provided below.

     "Lock-Up Period" means with respect to one hundred percent (100%) of the undersigned's Ecology Shares the ninety-day (90) period from the Effective Date of the Merger.

     A "Permitted Transfer" means Ecology Shares (i) transferred as a gift or gifts (provided, that any donee agrees in writing to be bound by the terms hereof), (ii) transferred to immediate family members or a trust established for the undersigned or for immediate family members, or upon death of the undersigned by will or intestacy (provided, that any such transferee agrees in writing to be bound by the terms hereof), or (iii) transferred to any subsidiary, parent, partner, limited partner, retired partner, member or stockholder of the undersigned (provided, that any such transferee agrees in writing to be bound by the terms hereof).

     The undersigned confirms that he, she or it understands that Ecology will rely upon the covenants of the undersigned set forth in this agreement in proceeding with the Merger. This agreement shall be binding on the undersigned and his, her or its successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with Ecology's transfer agent against the transfer of Ecology Shares held by the undersigned except in compliance with this agreement.

                                        Sincerely yours,


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Print Name and Title

                                        Additional signature(s), if stock
                                        jointly held

                                        ----------------------------------------

                                        ----------------------------------------
                                        Number of Ecology Shares Subject to
                                        this Agreement

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of April 30, 2007, by and among Ecology Coatings, Inc., a Nevada corporation (the "Company"), and, as set forth on Exhibit A, the principal shareholders of the Company (collectively referred to as the "Holders").

     WHEREAS, the Company entered into that certain Agreement and Plan of Merger, dated April 30, 2007, with OCIS-EC, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company, Ecology Coatings, Inc., a California corporation ("Ecology") and certain shareholders of Ecology ("Merger Agreement");

     WHEREAS, the Company issued to the Holders certain shares of its restricted Common Stock (the "Restricted Stock");

     WHEREAS, Ecology sold shares of its common stock (the "Shares") in a private placement (the "Private Placement") and, pursuant to such Private Placement, committed to file a resale registration statement under the Securities Act of 1933 (the "Act") to register the Shares within one year of the termination of the Private Placement;

     WHEREAS, in connection with the merger of Ecology and the Company under the Merger Agreement, the holders of the Shares exchanged their Shares for shares of common stock of the Company (the "Company Shares") and have the right to cause the Company to register the Company Shares for resale under the Act;

     WHEREAS, in order to induce the Holders to approve the Merger Agreement, the Company has entered into this Agreement to register the Restricted Stock of the Holders in accordance with the provisions of this Agreement; and

     WHEREAS, the Restricted Stock is referred to in this Agreement as the "Registrable Securities."

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

I.   PIGGYBACK REGISTRATION.

     1.1 Right To Piggyback. During the period beginning on the effective date of the Merger Agreement through the second anniversary of the termination of the Private Placement, whenever the Company proposes to register any of its securities under the Act (other than a registration on Form S-4 or S-8 or any similar successor form) and the registration form to be used may be used for the registration of the Shares (a "Piggyback Registration"), the Company will give prompt written notice to the Holders of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the Holders' receipt of the Company's notice; provided, that (i) if, at any time after giving written notice of its intention to register any securities but prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason to terminate or withdraw such registration, the Company shall give written notice of such determination to the Holders and the Company shall not be relieved of its obligation to register such Registrable Securities pursuant to this Section 1 and (ii) if such registration involves an underwritten offering, the Holders must sell their Registrable Securities to the underwriters of such offering on the same terms and conditions as apply to the Company or other holders of Registrable Securities for whose account securities are to be sold, as the case may be. If a registration requested pursuant to this
Section involves an underwritten public offering, the Holders may elect in writing, not later than three (3) days prior to the effectiveness of the registration statement filed in connection with such registration, not to sell the Registrable Securities in connection with such registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. The Company will keep the registration statement filed under this Agreement continuously effective for one (1) year following the effective date of the registration.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

     1.2 Piggyback Expenses. The Registration Expenses (as defined in Section 2) of the Piggyback Registrations and all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be paid by the Company.

     1.3 Priority in Piggyback Registrations. If (i) a Piggyback Registration pursuant to this Section 1 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter of such underwritten offering informs the Company and the Holders of the Registrable Securities requesting such registration by letter of opinion that the number of securities requested to be included in such registration exceeds the number which can be supported by market factors, the Company will include in such registration securities in the following order of priority:

          1.3.1 first, all the securities the Company proposes to sell for its own account; and

          1.3.2 second, to the extent that the number of securities which the Company proposes to include is less than the number of securities which the Company has been advised can be supported by market factors in such offering, the number of such Registrable Securities requested to be included in such Piggyback Registration by the Holders and any other holders of Registrable Securities shall be allocated pro rata among all such holders on the basis of the relative number of Registrable Securities each such holder has requested to be included in such Piggyback Registration.

     1.4. Company Obligations. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

2.   REGISTRATION EXPENSES.

     2.1 All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, escrow fees, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons, as defined in Section 2(2) of the Act (a "Person"), retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted.

     2.2 The Company will bear the Registration Expenses allocable to the registration of the Registrable Securities. If the Holders choose to be represented by separate counsel in connection with the registration of the Registrable Securities, then the Holders will bear the cost of such separate legal counsel.

3.   INDEMNIFICATION.

     3.1 The Company agrees to indemnify, to the extent permitted by law, each Holder and such Holder's legal counsel and accountants, and each person controlling such Holder within the meaning of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all losses, claims, damages, liabilities and expenses (or actions in respect thereof), including any of the foregoing incurred in settlement of litigation, commenced or threatened, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus, offering circular, preliminary prospectus or other document, or any amendment thereof or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder and such Holder's legal counsel and accountants, and each person controlling such Holder within the meaning of the Act, for any legal and any other expenses reasonably incurred in connection with investigation, preparing or defending any such claim, loss, damage, action or liability, except insofar as the same arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus or registration statement (as amended or supplemented) is required by the Act after the Company has furnished the Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the Holders above.

     3.2 In connection with any registration statement in which the Holders are participating, the Holders will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers, its legal counsel and independent accountants, and each Person who controls the Company (within the meaning of the Act) with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all losses, claims, damages, liabilities and expenses (or actions in respect thereof), including any of the foregoing incurred in settlement of litigation, commenced or threatened, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus, offering circular, preliminary prospectus or other document, or any amendment thereof or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, its directors and officers and controlling Persons, for any legal and any other expenses reasonably incurred in connection with investigation, preparing or defending any such claim, loss, damage, action or liability, except insofar as the same arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided that the obligation to indemnify will be several, not joint and several, among the Holders and the liability of each of the Holders will be in proportion to and limited to the net amount received by such Holder from the sale the Restricted Shares pursuant to such registration statement.

     3.3 Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party after such indemnified party has actual knowledge of any claims as to which indemnity may be sought and (ii) unless in such indemnified party's reasonable judgment and based on advice of its legal counsel, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, shall permit such indemnifying party to assume the defense of such claim or litigation with counsel reasonably satisfactory to the indemnified party and the indemnified party may participate in such defense at such party's own expense, and provided further that the failure of any indemnified party to give notice as provided herein shall not relive the indemnifying party of its obligations under this Agreement, except to the extent, but only to the extent, that the indemnifying party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement or entry of any judgment made or consented to by the indemnified party without its consent (but such consent will not be unreasonably withheld) and which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release of all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in such indemnified party's reasonable judgment and based on advice of its legal counsel, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim.

     3.4 The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer and registration of securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company's indemnification is unavailable for any reason.

4. PARTICIPATION IN UNDERWRITTEN REGISTRATION. No Holder may participate in any registration hereunder which is underwritten unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the other Holders entitled hereunder to approve such arrangements and (ii) together with the Company and the other shareholders participating in the underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

5. RULE 144 AND 144A. In order to permit the Holders to sell the Registrable Securities, if they so desire, pursuant to Rule 144 or Rule 144A promulgated by the Securities and Exchange Commission (the "SEC") (or any successors to such rules), the Company will use best efforts to comply with all rules and regulations of the SEC applicable in connection with the use of each of Rule 144 and Rule 144A (or any successors thereto), including the timely filing of all reports with the SEC and the provision of any information regarding the Company in order to enable the Holders, if they so elect, to utilize Rule 144 or Rule 144A, and the Company will cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to any sale of the Registrable Securities that is exempt from registration under the Act pursuant to Rule 144 or Rule 144A. Upon the request of a Holder, the Company will deliver to such Holder a written statement verifying that it has complied with such requirements.

6. TRANSFER OF REGISTRATION RIGHTS. Each Holder may transfer the right to register the Shares under this Agreement to any ancestor, descendant or any custodian or trustee for his or her own account to whom the Holder has transferred any of the Shares, including, but not limited to, any transfer by the Holder to any of the foregoing parties or other entities for estate planning purposes.

7. LISTING OF SECURITIES TO BE REGISTERED. In connection with any registration hereunder, the Company will use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the securities of the same class as the Registrable Securities are then listed or quoted.

8. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company makes the following representations and warranties in connection with the this Agreement:

     8.1 The Company is a corporation duly organized and existing in good standing under the laws of the State of California. The Company has full corporate power and authority to carry on its business as now conducted and to own or lease and operate the properties and assets now owned or leased and operated by it. The Company is duly qualified to transact business in the State of California and all states and jurisdictions in which the business or ownership of its property makes it necessary to so qualify, except for jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter.

     8.2 The transactions contemplated by this Agreement have been duly approved by the Board of Directors of the Company.

     8.3 The Agreement is valid and binding upon the Company and neither the execution nor delivery of the Agreement by the Company nor the performance by the Company of any of its covenants or obligations under the Agreement will constitute a default under any contract, agreement or obligation to which the Company is bound. The Agreement is enforceable against the Company in accordance with their respective terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar laws relating to or affecting creditors' rights generally. The party executing the Agreement on behalf of the Company has full power and authority to do so and to bind the Company under the Agreement.

     8.4 The Restricted Shares, when issued, shall be duly authorized, validly issued, fully paid and non-assessable.

     8.5 The Company has no obligations to pay any fees, commissions or other compensation in connection with the transactions contemplated in the Agreement.

9.   MISCELLANEOUS.

     9.1 Cessation of Status as Registrable Securities. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have (i) been effectively registered under the Act and disposed of in accordance with the registration statement covering them, (ii) become eligible for sale pursuant to, and have actually been sold to the public in compliance with, Rule 144(k) (or any similar provision then in force) under the Act, or
(iii) been otherwise transferred and new certificates for them not bearing any restrictive legends have been delivered by the Company.

     9.2 No Inconsistent Agreements. The Company will not hereafter enter into, or permit to exist, any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement, without their prior unanimous written consent.

     9.3 Remedies. Any Holder having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     9.4 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of all of the Holders.

     9.5 Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     9.6 Governing Law and Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of Nevada or of the United States of America for the District of Nevada and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 9.10 "Notices," such service to become effective ten (10) days after such mailing.

     9.7 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

     9.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Holders, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of the Holders nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Holders of any breach or default under this Agreement or any waiver on the part of the Holders of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Holders, shall be cumulative and not alternative.

     9.9 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument. Any telecopied signature of a party on this Agreement shall be deemed an original signature of such party for all purposes.

     9.10 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid or otherwise, delivered by hand or by messenger, or by facsimile, addressed (i) if to a Holder, to such address as such Holder shall have furnished to the Company in writing, or (ii) if to the Company, to its principal executive offices and addressed to the attention of the Chief Executive Officer, or to such other address as the Company shall have furnished to such Holder in writing.

     Each such notice or other communication for all purposes for this Agreement shall be treated as effective, or having been given when delivered, if delivered personally or by facsimile, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                        ECOLOGY COATINGS, INC., a Nevada
                                        corporation


                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Its
                                            ------------------------------------

                                    EXHIBIT A

                              HOLDER SIGNATURE PAGE


-------------------------------------
Signature of Holder

                                        ----------------------------------------
                                        Number of Shares of Restricted Stock

-------------------------------------
Name of Holder


-------------------------------------
Signature of Holder

                                        ----------------------------------------
                                        Number of Shares of Restricted Stock

-------------------------------------
Name of Holder


-------------------------------------
Signature of Holder

                                        ----------------------------------------
                                        Number of Shares of Restricted Stock

-------------------------------------
Name of Holder

                                    EXHIBIT D

                             OCIS BOARD OF DIRECTORS

                          (Proposed Following Closing)

Richard D. Stromback
F. Thomas Krotine
Robert W. Liebig

                                    EXHIBIT E

                       Calculation of Split of OCIS Shares
                                       and
      Calculation of OCIS Shares to be issued as Total Merger Consideration

                           TOTAL MERGER
                    CONSIDERATION CALCULATION                               OCIS FORWARD SPLIT CALCULATION
-------------------------------------------------------------------   ------------------------------------------
                                                    OCIS SHARES
                              COMPANY SHARES      ISSUED AS TOTAL     OCIS SHARES   1.573255 FOR 1   OCIS SHARES
                                OUTSTANDING    MERGER CONSIDERATION    PRE-SPLIT      SHARE SPLIT     POST-SPLIT
                              --------------   --------------------   -----------   --------------   -----------
Company Shares(1)               28,386,250          28,386,250
Private Placement Shares(2)      2,144,434           2,144,434
                                ----------          ----------
TOTAL MERGER CONSIDERATION      30,530,684          30,530,684         1,017,000  x    1.573255    =  1,600,000
                                ==========          ==========

----------
(1)  Excludes shares sold in the private placement.

(2)  Represents total shares sold in private placement.